SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2022 (February 3, 2022)

TPB ACQUISITION CORPORATION I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40732	98-1582136
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Letterman Drive, Suite A3-1 San Francisco, CA	94128
(Address of principal executive offices)	(Zip Code)

(415) 854-7074

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	TPBAU	Nasdaq Capital Market
Class A ordinary shares included as part of the units	TPBA	Nasdaq Capital Market
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share of at an exercise price of $11.50	TPBAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 3, 2022, management and the audit committee (the “Audit Committee”) of the board of directors of TPB Acquisition Corporation I, a blank check company incorporated as a Cayman Islands exempted company (the “Company”), concluded that the Company’s previously issued (i) audited balance sheet as of August 13, 2021 that was included as an exhibit to the Company's Form 8-K filed with the SEC on August 19, 2021, (the "8K Post IPO") and (ii) unaudited condensed interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, (the “Existing Q3 Form 10-Q”), filed with the SEC on November 15, 2021 (collectively, the “Affected Periods”), should no longer be relied upon due to a reclassification of the Company’s temporary and permanent equity and resulting restatement of the initial carrying value of the Company’s Class A ordinary shares subject to possible redemption (and related changes). The reclassification has resulted from a determination by the Company’s management that the Class A ordinary shares, par value $0.0001 per share, issued in connection with its initial public offering can be redeemed or become redeemable subject to the occurrence of future events considered to be outside of the Company’s control. Therefore, the Class A ordinary shares subject to possible redemption should be valued at $10.00 per share and should not take into account the fact that a redemption of Class A ordinary shares cannot result in net tangible assets being less than $5,000,001.

The Company determined the corrections were not quantitatively material and did not restate its financial statements in the Existing 3Q Form 10-Q. Instead, the Company revised its IPO Balance Sheet in the notes to the financial statements in the Existing 3Q Form 10-Q. Although the qualitative factors that management assessed tended to support a conclusion that the misstatements were not material, these factors were not strong enough to overcome the quantitative errors in the financial statements. As such, upon further consideration of the correction, the Company determined the change in classification of the Class A ordinary shares was material quantitatively and it should restate its previously issued financial statements.

The Company does not expect any of the above changes will have any impact on its cash position or cash held in the trust account established in connection with the initial public offering (the “Trust Account”).

As such, the Company will restate its financial statements for the Affected Periods in an amendment to the Company's 8K Post IPO and will file an amendment to its Existing Q3 Form 10-Q to remove the reference to the previously reported revision.

The Company’s management has concluded that in light of the classification error described above, a material weakness existed in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not affected. The Company’s intends to describe remediation with respect to such material weakness in more detail in the forthcoming Q3 Form 10-Q/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with Frank, Rimerman + Co. LLP, the Company’s independent registered public accounting firm.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s cash position and cash held in its Trust Account. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2022	TPB ACQUISITION CORPORATION I

	By:	/s/ David Friedberg
	Name:	David Friedberg
	Title:	Chief Executive Officer